Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2021

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION
ARK INSURANCE HOLDINGS LIMITED	BERMUDA
BRIDGE HOLDINGS (BERMUDA) LTD	BERMUDA
GROUP ARK INSURANCE HOLDINGS LIMITED	BERMUDA
GROUP ARK INSURANCE LIMITED	BERMUDA
HG GLOBAL LTD	BERMUDA
HG HOLDINGS LTD	BERMUDA
HG RE LTD	BERMUDA
HG SERVICES LTD	BERMUDA
PSC HOLDINGS LTD.	BERMUDA
WHITE MOUNTAINS INVESTMENTS (BERMUDA) LTD.	BERMUDA
WM HINSON (BERMUDA) LTD	BERMUDA
ATTORNEY'S & PROFESSIONAL INSURANCE SERVICES, INC.	CALIFORNIA, USA
NSM ADMINISTRATION, INC	CALIFORNIA, USA
ARK UNDERWRITING INC	CONNECTICUT, USA
AMERICAN COLLECTOR'S INSURANCE, LLC	DELAWARE, USA
COPPER FUNDING, LLC	DELAWARE, USA
J.C. TAYLOR, LLC	DELAWARE, USA
KUDU INVESTMENT HOLDINGS, LLC	DELAWARE, USA
KUDU INVESTMENT MANAGEMENT LLC	DELAWARE, USA
KUDU INVESTMENT US, LLC	DELAWARE, USA
NSM INSURANCE HOLDING CO, LLC	DELAWARE, USA
NSM INSURANCE GROUP, LLC	DELAWARE, USA
TK PARTNERS, LLC	DELAWARE, USA
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
WHITE MOUNTAINS CAPITAL, LLC	DELAWARE, USA
WHITE MOUNTAINS CATSKILL HOLDINGS, INC	DELAWARE, USA
WM ADAMS HOLDINGS, INC	DELAWARE, USA
WM JEFFERSON HOLDINGS, INC	DELAWARE, USA
WM LAFEYETTE HOLDINGS, INC	DELAWARE, USA
WM LINCOLN HOLDINGS, LLC	DELAWARE, USA
WM MADISON HOLDINGS, INC	DELAWARE, USA
WM PORTFOLIO HOLDINGS, LLC	DELAWARE, USA
WHITE MOUNTAINS SERVICES LLC	DELAWARE, USA
HGR PORTFOLIO SOLUTIONS ICAV	IRELAND
TNUVA FINANCIT LTD	ISRAEL
WOBI INSURANCE AGENCY, LTD	ISRAEL
WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.A.R.L	LUXEMBOURG
CLEVERLAND HOLDINGS, LLC	OHIO, USA
EMBRACE PET INSURANCE AGENCY, LLC	OHIO, USA
EMBRACE PET MANAGEMENT, LLC	OHIO, USA
PLANS LIABILITY INSURANCE COMPANY	OHIO, USA
NSM INSURANCE SERVICES LLC	TEXAS, USA
ACCIDENT & HEALTH UNDERWRITING LIMITED	UNITED KINGDOM
ACCIDENT & HEALTH CLAIMS LLP	UNITED KINGDOM
ARK CORPORATE MEMBER LIMITED	UNITED KINGDOM
ARK CORPORATE MEMBER NO. 2 LIMITED	UNITED KINGDOM
ARK CORPORATE MEMBER NO. 3 LIMITED	UNITED KINGDOM
ARK CORPORATE MEMBER NO. 4 LIMITED	UNITED KINGDOM
ARK SYNDICATE MANAGEMENT LIMITED	UNITED KINGDOM
AUTOSAINT LIMITED	UNITED KINGDOM
BATSON BIDCO LIMITED	UNITED KINGDOM

Exhibit 21

BATSON MIDCO LIMITED	UNITED KINGDOM
DINGHY LIMITED	UNITED KINGDOM
DINGHY TECH LIMITED	UNITED KINGDOM
DINGHY UK LIMITED	UNITED KINGDOM
DINGHY USA INC.	UNITED KINGDOM
FIRST INSURANCE SERVICES LIMITED	UNITED KINGDOM
FIRST UNDERWRITING LTD	UNITED KINGDOM
FIRST SPECIALTY LTD	UNITED KINGDOM
FRESH INSURANCE SERVICES GROUP LIMITED	UNITED KINGDOM
KINGFISHER INSURANCE SERVICES LIMITED	UNITED KINGDOM
KINGFISHER UK HOLDINGS LIMITED	UNITED KINGDOM
KINGSBRIDGE GROUP LIMITED	UNITED KINGDOM
KINGSBRIDGE RISK SOLUTIONS LIMITED	UNITED KINGDOM
KINGSBRIDGE PROFESSIONAL SOLUTIONS LTD	UNITED KINGDOM
KRS LION BIDCO LIMITED	UNITED KINGDOM
KFO HOLDINGS LTD	UNITED KINGDOM
KWCP HOLDINGS UK LTD	UNITED KINGDOM
LADYBIRD INSURANCE BROKER LIMITED	UNITED KINGDOM
LARSEN HOWIE LIMITED	UNITED KINGDOM
LARSEN HOWIE GROUP LIMITED	UNITED KINGDOM
MAYBURY JAMES LIMITED	UNITED KINGDOM
NSM MGA HOLDINGS	UNITED KINGDOM
NSM UK HOLDINGS LTD.	UNITED KINGDOM
PETER D. JAMES LIMITED	UNITED KINGDOM
SOAR NEWCO LIMITED	UNITED KINGDOM
STEWART MILLER MCCULLOCH & CO. LIMITED	UNITED KINGDOM
STEWART MILLER MCCULLOCH (HOLDINGS) LIMITED	UNITED KINGDOM
SYNDICATE ARK 4020	UNITED KINGDOM
SYNDICATE NOA 3902	UNITED KINGDOM
WM CAPITAL HOLDINGS LTD	UNITED KINGDOM
WM INTERNATIONAL HOLDINGS LTD	UNITED KINGDOM
WM REGENT, LTD	UNITED KINGDOM
RICHMOND RISK MANAGEMENT, INC	VIRGINIA, USA
Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.